                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549


                                   FORM 8-K/A
                               (AMENDMENT NO. 1)

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



   Date of Report (Date of earliest event reported)    May 1, 1996
                                                      ------------------------

                               TCA Cable TV, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


            Texas                     0-11478                  75-1798185
       --------------              ------------           --------------------
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation              File Number)           Identification No.)


         3015 S.S.E. Loop 323, Tyler, Texas                     75701
     -------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)


 Registrant's telephone number, including area code       (903) 595-3701
                                                      ------------------------

         Reference is made to the Current Report on Form 8-K (the "Form 8-K") filed by TCA Cable TV, Inc. on May 13, 1996. The Form 8-K is hereby amended to read in its entirety as follows:

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On December 13, 1995, TAL Financial Corporation ("TAL"), a wholly-owned subsidiary of TCA Cable TV, Inc. (the "Company"), entered into a General Partnership Agreement (as amended, the "Agreement") with DR Partners ("DR"), pursuant to which TAL and DR agreed to form TCA Cable Partners General Partnership to operate cable television systems in Arkansas, Oklahoma and Mississippi. In exchange for TAL's contribution of certain assets of the cable television systems (the "TAL System") in the cities and adjacent unincorporated areas set forth below, TAL acquired a 75% partnership interest in the Partnership. The cities and adjacent unincorporated areas where the TAL Systems are located are Berryville, AR; Batesville, AR; El Dorado, AR; Harrison, AR; Heber Springs, AR; Helena, AR; Hot Springs Village, AR; Mena, AR; Mountain Home, AR; Newport, AR; Ozark, AR; Pocahontas, AR; Arkadelphia, AR; Bentonville, AR; Magnolia, AR; Malvern, AR; Siloam Springs, AR; Springdale, AR; Fayetteville, AR; Russellville, AR; Greenville, MS; and McGehee, AR.

         In exchange for DR's contribution to the Partnership of certain assets of the cable television systems (the "DR Systems") owned by it in the following cities or adjacent unincorporated areas: Bartlesville, OK; Dewey, OK; Blackwell, OK; Vallejo, CA; Guymon, OK; Rogers, AR; and Little Flock, AR, DR acquired a 25% partnership interest in the Partnership.

         The transfer to the Partnership of the TAL Systems and the DR Systems was consummated on May 1, 1996.

         The assets contributed to the Partnership included, with certain exceptions as set forth in the Agreement, all the assets and properties, real and personal, tangible and intangible, used in the operation of the TAL Systems and the DR Systems. Pursuant to the Agreement, the Partnership assumed certain liabilities of the TAL Systems and the DR Systems.

         The percentage interest received by TAL in the Partnership in consideration of the contribution of the TAL Systems was determined based on arm's length negotiations among TAL, DR and the Partnership.

         Other than the relationship with Fred W. Smith, who is a director of the Company and the chairman of the management committee of DR d/b/a Don Rey Media Group, to the best knowledge of the Company, there is no material relationship between DR and the Company, or any of its affiliates, any director or officer of the Company, or any associate of such director or officer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)     Financial Statements

                          The audited combined balance sheet of the DR Systems
                 (referred to therein as Donrey Cablevision) as of December 31, 1995 and the unaudited interim combined balance sheet as of March 31, 1996 and the related combined statements of operations, investment and cash flows for the year ended December 31, 1995 (audited) and the three months ended March 31, 1996 (unaudited) are attached hereto as Annex A and made a part hereof.

         (b)     Pro forma Financial Information

                          The unaudited Pro Forma Balance Sheet of the Company
                 and Subsidiaries attached hereto as Annex B has been adjusted to give effect to the acquisition of the DR Systems on May 1, 1996, as though such acquisition had occurred on January 31, 1996. The unaudited Pro Forma Statements of Operations of the Company and Subsidiaries for the year ended October 31, 1995 and the three-months ended January 31, 1996 also attached hereto as Annex B present the historical results of the Company as if the Company had acquired the DR Systems on November 1, 1994. Such pro forma information is not necessarily indicative of operating results that would have been achieved had the acquisition been consummated at the beginning of the respective periods presented and should not be construed as representative of future operations.

                          The unaudited pro forma financial statements should
                 be read in conjunction with the historical financial statements of the Company and the financial statements included in Item 7(a) herein. The unaudited historial financial statements of the Company for the three-months ended January 31, 1996 include, in the opinion of management, all adjustments necessary for a fair presentation of the results of such periods.

         (c)     Exhibits.

         The following is a list of exhibits filed as part of this Current Report on Form 8-K/A:

                 Exhibit No.                                        Description
                 -----------                                        -----------
                 2.1              General Partnership Agreement of TCA Cable Partners
                                  dated as of December 13, 1995.(2)

                 2.2              Restated and Amended General Partnership Agreement of
                                  TCA Cable Partners dated as of April 11, 1996.(1)

                 4.1              Articles of Incorporation and Bylaws.(3)

                 4.2              Articles of Amendment to Articles of Incorporation.(4)

                 4.3              Articles of Amendment to Articles of Incorporation.(4)

                 4.4              Articles of Amendment to Articles of Incorporation.(5)

                 4.5              Form of Stock Certificate.(3)

                 23.1             Consent of Arthur Andersen LLP.(1)


- --------------------------
                          (1)     Filed herewith.

                          (2)     Previously filed.

                          (3) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1, File No. 2-75516, and incorporated herein by reference.

                          (4) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8, File No. 33-21901, and incorporated herein by reference.

                          (5)     Previously filed as an exhibit to
                                  Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed January 27, 1994 and incorporated by reference herein.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                TCA CABLE TV, INC.



Date:  July 15, 1996                    By: /s/ Jimmie F. Taylor
                                           -------------------------------------
                                            Jimmie F. Taylor

                                        Its:   VP, CFO & Treasurer
                                            ------------------------------------

                                                                         Annex A

                      [ARTHUR ANDERSEN LLP LETTERHEAD]












                   DONREY CABLEVISION
                   (a division of DR Partners)

                   COMBINED FINANCIAL STATEMENTS
                   FOR THE YEAR ENDED DECEMBER 31, 1995
                   TOGETHER WITH AUDITORS' REPORT AND
                   UNAUDITED COMBINED FINANCIAL STATEMENTS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995

                        [ARTHUR ANDERSEN LETTERHEAD]











     Report of Independent Public Accountants


To the Partners of DR Partners:

We have audited the accompanying combined balance sheet of Donrey Cablevision (the "Division," a division of DR Partners as described in Note 1) as of December 31, 1995, and the related combined statements of operations, parent company's investment and cash flows for the year then ended. These financial statements are the responsibility of the Division's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of
material misstatement.   An audit includes examining, on a test basis, evidence
supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Donrey Cablevision as of December 31, 1995, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                                                 Arthur Andersen LLP


Little Rock, Arkansas,
     May 28, 1996.

                               DONREY CABLEVISION
                          (a division of DR Partners)

                            COMBINED BALANCE SHEETS

                   AS OF DECEMBER 31, 1995 AND MARCH 31, 1996



                                                   December 31,   March 31,
                       ASSETS                         1995          1996
                       ------                      ------------  -----------
                                                                 (Unaudited)

    Cash                                           $     28,708  $    17,475

    Receivables, net                                    278,897      369,375

    Inventories                                         972,552      935,171

    Property, plant and equipment, net               20,241,396   19,597,899

    Intangible assets, net                           38,883,683   38,359,509

    Other                                                83,347      150,134
                                                   ------------  -----------

                                                   $ 60,488,583  $59,429,563
                                                   ============  ===========

     LIABILITIES AND PARENT COMPANY'S INVESTMENT
    ---------------------------------------------

    Accounts payable                               $    959,264  $   595,117
    Accrued expenses                                  2,749,763    2,527,633
    Deferred income                                      45,082       58,973
                                                   ------------  -----------
               Total liabilities                      3,754,109    3,181,723
                                                   ------------  -----------

    Commitments and contingencies (Notes 3 and 7)

    Parent company's investment                      56,734,474   56,247,840
                                                   ------------  -----------

                                                   $ 60,488,583  $59,429,563
                                                   ============  ===========


            The accompanying notes to combined financial statements
                 are an integral part of these balance sheets.

                               DONREY CABLEVISION
                          (a division of DR Partners)

                       COMBINED STATEMENTS OF OPERATIONS

                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND

               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995



                                                                Three Months Ended
                                            Year Ended     ------------------------------
                                        December 31, 1995  March 31, 1996  March 31, 1995
                                        -----------------  --------------  --------------
                                                              (Unaudited)     (Unaudited)

Revenues                                      $20,306,956      $5,292,855      $4,889,954

Operating Expenses:
   Programming costs                            5,640,692       1,537,270       1,343,680
   Salaries, wages and benefits                 2,559,195         735,142         703,956
   Selling, general and administrative          1,622,093         372,917         325,476
   Other operating costs                        1,675,957         570,981         453,641
   Depreciation and amortization                5,183,459       1,255,898       1,185,696
                                              -----------      ----------      ----------
                                               16,681,396       4,472,208       4,012,449
                                              -----------      ----------      ----------

Operating income                                3,625,560         820,647         877,505

Other income                                      212,211          36,296          85,319
                                              -----------      ----------      ----------

Net income                                    $ 3,837,771      $  856,943      $  962,824
                                              ===========      ==========      ==========


            The accompanying notes to combined financial statements
                   are an integral part of these statements.

                               DONREY CABLEVISION
                          (a division of DR Partners)

               COMBINED STATEMENTS OF PARENT COMPANY'S INVESTMENT

                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND

                   FOR THE THREE MONTHS ENDED MARCH 31, 1996




               Balance at December 31, 1994           $61,288,149

                  Net income                            3,837,771

                  Distributions, net                   (8,391,446)
                                                      -----------

               Balance at December 31, 1995            56,734,474

                  Net income (Unaudited)                  856,943

                  Distributions, net (Unaudited)       (1,343,577)
                                                      -----------

               Balance at March 31, 1996 (Unaudited)  $56,247,840
                                                      ===========


            The accompanying notes to combined financial statements
                   are an integral part of these statements.

                               DONREY CABLEVISION
                          (a division of DR Partners)

                       COMBINED STATEMENTS OF CASH FLOWS

                    FOR THE YEAR ENDED DECEMBER 31, 1995 AND

               FOR THE THREE MONTHS ENDED MARCH 31, 1996 AND 1995




                                                                          Three Months Ended
                                                      Year Ended     ------------------------------
                                                  December 31, 1995  March 31, 1996  March 31, 1995
                                                  -----------------  --------------  --------------
                                                                        (Unaudited)     (Unaudited)

Cash flows from operating activities:
  Net income                                           $  3,837,771    $    856,943    $    962,824
  Adjustments to reconcile net income to net
     cash provided by operating activities:
        Depreciation and amortization                     5,183,459       1,255,898       1,185,696
        Loss on disposals of property, plant and
          equipment                                         111,047               -               -
        Deferred income                                      10,744          13,891           6,351
        Other, net                                           33,125        (52,163)        (57,554)
     Increase (decrease) in cash resulting from
          changes in assets and liabilities:
             Receivables                                    156,643        (90,478)         120,161
             Inventories                                     81,279          37,381         (4,243)
             Accounts payable                               127,942       (364,147)       (360,388)
             Accrued expenses                               441,064       (222,130)        (53,995)
                                                       ------------    ------------    ------------
               Total adjustments                          6,145,303         578,252         836,028
                                                       ------------    ------------    ------------

               Net cash provided by operating
                 activities                               9,983,074       1,435,195       1,798,852
                                                       ------------    ------------    ------------

Cash flows from investing activities:
  Capital expenditures                                  (1,608,379)       (102,851)       (571,124)
                                                       ------------    ------------    ------------

Cash flows from financing activities:
  Distributions to parent company, net                  (8,391,446)     (1,343,577)     (1,255,712)
                                                       ------------    ------------    ------------

Net decrease in cash                                       (16,751)        (11,233)        (27,984)

Cash, beginning of period                                    45,459          28,708          45,459
                                                       ------------    ------------    ------------

Cash, end of period                                    $     28,708    $     17,475    $     17,475
                                                       ============    ============    ============


            The accompanying notes to combined financial statements
                   are an integral part of these statements.

                               DONREY CABLEVISION
                          (a division of DR Partners)

                    NOTES TO  COMBINED FINANCIAL STATEMENTS

             AS OF DECEMBER 31, 1995 AND MARCH 31, 1996 (UNAUDITED)


1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Organization and Principles of Combination-

Donrey Cablevision (the "Division") is a division of DR Partners (the "Parent," a Nevada general partnership also known as Donrey Media Group) and consists of the cable television systems in Vallejo, California, Rogers, Arkansas, and Bartlesville, Blackwell and Guymon, Oklahoma. On May 1, 1996, the Parent contributed the franchises and substantially all of the assets of the Division and TAL Financial Corporation ("TAL") also contributed certain of its cable system assets and franchises into a new partnership, TCA Cable Partners. The Parent received a 25% general partnership interest in TCA Cable Partners which is being operated by an affiliate of TAL. All liabilities of the Division incurred prior to the date of contribution, including contingent liabilities, remained the obligations of the Parent.

The accompanying combined financial statements include the accounts of these five operations. All significant intercompany transactions have been eliminated in combination.

Interim Financial Statements-

The accompanying interim financial statements and related disclosures have not been audited by independent accountants. However, they have been prepared in conformity with the accounting principles stated in the audited financial statements for the year ended December 31, 1995, and include all adjustments of a normal, recurring nature which, in the opinion of management, are necessary to present fairly the financial position of the Division and the results of operations and cash flows for each of the periods presented. The operating results for the interim periods presented are not necessarily indicative of results for the full year.

Inventories-

Inventories consist of materials used in installing and maintaining cable plant and have been recorded at the lower of cost, determined using the weighted-average method, or market.

Property, Plant and Equipment-

Property, plant and equipment have been recorded at cost. Replacements, renewals and improvements have been capitalized while repairs and maintenance have been charged to expense as incurred. Interest costs associated with construction of property, plant and equipment have been capitalized. These amounts were not significant to the Division's operating results as reported in the accompanying combined statements of operations. Depreciation has been computed using the straight-line method over the estimated useful lives of the related assets which were as follows:


                     Buildings                     40 years
                     Cable television plant      8-10years
                     Machinery and equipment     3-10years


Intangible Assets-

Intangible assets result from the application of the purchase method of accounting for business combinations and are being amortized over the following estimated periods of benefit:


                    Goodwill                         40 years
                    Cable television franchises   13-24years


Income Taxes-

For income tax reporting purposes, the earnings of the Division accrue to the partners of the Parent, and accordingly, no provision or liabilities for income taxes have been reflected in the accompanying combined financial statements.

Use of Estimates-

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities. The estimates and assumptions used in the accompanying combined financial statements are based upon management's evaluation of the relevant facts and circumstances as of the date of the financial statements. Actual results may differ from the estimates and assumptions used in preparing the accompanying combined financial statements.

Recently Issued Accounting Pronouncement-

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," effective for fiscal years beginning after December 15, 1995. This Statement established accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. The Division adopted this pronouncement on January 1, 1996. The adoption of this pronouncement did not have a material impact on the financial position or operating results of the Division.

2.   RECEIVABLES:

Receivables substantially consist of amounts due from cable television subscribers of the Vallejo, California system. All amounts are unsecured and have been reported net of an allowance for doubtful accounts of $2,935 at December 31, 1995 and $12,216 (unaudited) at March 31, 1996.

3. PROPERTY, PLANT AND EQUIPMENT:

Property, plant and equipment included the following at:


                                        December 31,   March 31,
                                           1995          1996
                                        ------------  -----------
                                                      (Unaudited)

              Land                      $    449,625  $   449,625
              Buildings                    1,075,934    1,075,934
              Cable television plant      23,296,434   23,361,219
              Machinery and equipment        787,634      787,634
                                        ------------  -----------
                                          25,609,627   25,674,412
              Accumulated depreciation    (6,307,082)  (7,038,806)
                                        ------------  -----------
                                          19,302,545   18,635,606
              Construction in progress       938,851      962,293
                                        ------------  -----------
                                        $ 20,241,396  $19,597,899
                                        ============  ===========


Depreciation expense totaled $3,086,760 for the year ended December 31, 1995 and $731,724 (unaudited) and $662,521 (unaudited) for the three months ended March 31, 1996 and 1995, respectively.

Management estimates additional costs of $407,633 will be incurred to complete the construction in progress at December 31, 1995.

4. INTANGIBLE ASSETS:


  Intangible assets consisted of the following at:
                                                    December 31,   March 31,
                                                       1995          1996
                                                    ------------  -----------
                                                                  (Unaudited)

                    Goodwill                        $ 23,082,032  $23,082,032
                    Cable television franchises       20,748,612   20,748,612
                                                    ------------  -----------
                                                      43,830,644   43,830,644
                    Accumulated amortization          (4,946,961)  (5,471,135)
                                                    ------------  -----------
                                                    $ 38,883,683  $38,359,509
                                                    ============  ===========


Amortization expense totaled $2,096,699 for the year ended December 31, 1995 and $524,174 (unaudited) and $523,175 (unaudited) for the three months ended March 31, 1996 and 1995, respectively.

5. ACCRUED EXPENSES:


 Accrued expenses included the following at:
                                                      December 31,   March 31,
                                                         1995          1996
                                                      ------------  -----------
                                                                    (Unaudited)

              Payroll, vacation and related accruals  $    279,712  $   274,368
              Medical and retirement benefits            1,568,270    1,637,323
              Cable television franchise fees              740,563      202,849
              Other                                        161,218      413,093
                                                      ------------  -----------
                                                      $  2,749,763  $ 2,527,633
                                                      ============  ===========


Accruals related to medical and retirement benefits represent amounts payable to benefit plan trusts sponsored by the Parent.

6. EMPLOYEE BENEFIT PLANS:

The Parent maintains a contributory, defined contribution profit-sharing plan (the "Donrey Retirement Savings Plan") covering all employees who were active participants in superseded plans or who have attained the age of 18 and have completed 1,000 hours of service in a 12-month period. Employer contributions to the Donrey Retirement Savings Plan are made at the discretion of the Parent and are allocated to eligible participants' accounts based on their compensation, subject to certain limitations. All eligible employees may also contribute a percentage of their compensation, subject to certain limitations, as a 401(k) contribution. The Division's allocations of the Parent's contributions to the Donrey Retirement Savings Plan totaled $52,477 for the year ended December 31, 1995 and $14,941 (unaudited) and $15,298 (unaudited) for the three months ended March 31, 1996 and 1995, respectively, and have been included in salaries, wages and employee benefits in the accompanying combined statements of operations.

7. COMMITMENTS AND CONTINGENCIES:

At December 31, 1995, the Division was obligated under noncancellable operating leases of real property which required future minimum payments as follows:


                    1996                 $21,333
                    1997                   4,800
                    1998                   2,800
                                         -------
                                         $28,933
                                         =======

Rent expense related to these agreements totaled $24,478 for the year ended December 31, 1995 and $5,702 (unaudited) and $5,793 (unaudited) for the three months ended March 31, 1996 and 1995, respectively.

The Federal Communications Commission ("FCC") has alleged that the Bartlesville, Oklahoma franchise billed customers at rates in excess of maximum permitted amounts during the period from October 14, 1993 through May 14, 1994. The FCC has ordered refunds to customers for amounts in excess of the maximum price permitted during the period. Management of the Division is contesting the matter vigorously and believes that its billings have continually been within FCC rate guidelines and, accordingly, that no refund is due. Additionally, less significant claims against the Division have arisen in the ordinary course of business. While the ultimate resolution of these matters are uncertain, based on information currently available, consultation with legal counsel and the availability of insurance coverage, management is of the opinion that resolution of these matters will not have a material adverse effect on the Division's operating results or financial condition.

8. RELATED PARTY TRANSACTIONS:

Certain management and administrative functions have been performed by the Parent on behalf of the Division, including the payment of certain operating expenses and cash management. The costs of providing the management and administrative services have not been allocated to the Division and, therefore, are not reflected in the accompanying combined statement of operations. Accordingly, the financial position, results of operations and cash flows reported in the accompanying combined financial statements could significantly differ from those experienced by the Division if it operated autonomously.

In connection with this administrative arrangement, the Division has remitted cash receipts, less necessary operating cash balances, to the Parent. The excess of cash remitted over expenses paid by the Parent has been reflected as distributions in the accompanying combined statement of parent company's investment.

                      TCA CABLE TV, INC. AND SUBSIDIARIES

                            PRO FORMA BALANCE SHEET
                                  (UNAUDITED)

                                         TCA           DONREY
                                     JANUARY 31,      MARCH 31,
                                         1996           1996        ADJUSTMENTS         PRO FORMA
                                     ------------    -----------    ------------       ------------
ASSETS
Cash...............................  $  2,403,044    $    17,475    $    (17,475)(a)   $  2,403,044
Accounts receivable, subscribers...     7,177,293        369,375        (369,375)(a)      7,177,293
Accounts receivable, other.........     1,140,460                                         1,140,460
Inventories........................                      935,171        (935,171)(a)              0
Notes receivable, affiliates.......     3,000,000                                         3,000,000
Investments........................     1,638,301                                         1,638,301
Property, plant and equipment at
  cost.............................   349,396,542     26,636,705      (5,036,705)(a)    370,996,542
Less accumulated depreciation......  (184,769,784)    (7,038,806)      7,038,806 (a)   (184,769,784)
                                     ------------    -----------    ------------       ------------
Property, plant and equipment,
  net..............................   164,626,758     19,597,899       2,002,101        186,226,758
                                     ------------    -----------    ------------       ------------
Intangible assets, net.............   336,127,911     38,359,509      48,040,491 (a)    422,527,911
Other..............................     2,234,632        150,134        (150,134)(a)      2,234,532
                                     ------------    -----------    ------------       ------------
Total Assets.......................  $518,348,299    $59,429,563    $ 48,570,437       $626,348,299
                                     ============    ===========    ============       ============
LIABILITIES
Accounts payable...................  $  9,845,791    $   595,117    $   (595,117)(a)   $  9,845,791
Accrued expenses...................    13,015,466      2,586,606      (2,586,606)(a)     13,015,466
Subscriber advance payments........     3,509,677                                         3,509,677
Income taxes payable...............     2,121,361                                         2,121,361
Deferred income taxes..............    50,580,000                                        50,580,000
Term debt..........................   315,950,955                                       315,950,955
                                     ------------    -----------    ------------       ------------
                                      395,023,250      3,181,723      (3,181,723)       395,023,250
                                     ------------    -----------    ------------       ------------
Redeemable minority interest.......                                  108,000,000 (a)    108,000,000
SHAREHOLDERS EQUITY
Common stock.......................     2,478,784                                         2,478,784
Additional paid-in capital.........    43,841,012                                        43,841,012
Retained earnings..................    80,809,007                                        80,809,007
Parent company investment..........                   56,247,840     (56,247,804)(a)              0
                                     ------------    -----------    ------------       ------------
                                      127,128,803     56,247,804     (56,247,840)       127,128,803
Less treasury stock, at cost.......    (3,803,754)                                       (3,803,754)
                                     ------------    -----------    ------------       ------------
                                      123,325,049     56,247,840     (56,247,840)       123,325,049
                                     ------------    -----------    ------------       ------------
                                     $518,348,299    $59,429,563    $ 48,570,437       $626,348,299
                                     ============    ===========    ============       ============

   The accompanying notes are an integral part of the consolidated financial statements.

                      TCA CABLE TV, INC. AND SUBSIDIARIES

                       PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                              TCA
                                           YEAR ENDED
                                          OCTOBER 31,       RECENT
                                              1995       ACQUISITIONS   ADJUSTMENTS      PRO FORMA
                                          ------------   ------------   -----------     ------------
Revenues................................. $189,170,285   $ 42,978,725                   $232,149,010
Operating expenses:
  Programming costs......................   43,713,752     10,728,736                     54,442,488
  Other operating expenses...............   51,292,018     12,858,760                     64,150,778
  Depreciation and amortization..........   28,351,802     11,951,502    (4,484,645)(b)   35,818,659
                                          ------------    -----------   -----------     ------------
          Total Operating Expenses.......  123,357,572     35,538,998    (4,484,645)     154,411,925
                                          ------------    -----------   -----------     ------------
Operating income.........................   65,812,713      7,439,727     4,484,645       77,737,085
Other income.............................      353,221        228,918                        582,139
Interest expense.........................  (13,847,458)    (3,626,078)   (5,736,451)(c)  (23,209,987)
Minority interest........................                                (4,136,617)(d)   (4,136,617)
                                          ------------    -----------   -----------     ------------
  Income before income taxes.............   52,318,476      4,042,567    (5,388,423)      50,972,620
Provision for (benefit from) income
  taxes..................................   21,029,000        460,000      (624,856)(e)   20,864,144
                                          ------------    -----------   -----------     ------------
                                            21,029,000        460,000      (624,856)      20,864,144
                                          ------------    -----------   -----------     ------------
Income from continuing operations........ $ 31,289,476   $  3,582,567   $(4,763,567)    $ 30,108,476
                                          ============    ===========   ===========     ============
Weighted average number of common
  shares.................................   24,582,447     24,582,447    24,582,447       24,582,447
Earnings (loss) per common share......... $       1.27   $       0.15   $     (0.19)    $       1.22

   The accompanying notes are an integral part of the consolidated financial statements.

                      TCA CABLE TV, INC. AND SUBSIDIARIES

                       PRO FORMA STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                           TCA
                                       THREE MONTHS
                                          ENDED              RECENT
                                     JANUARY 31, 1996     ACQUISITIONS     ADJUSTMENTS        PRO FORMA
                                     ----------------     ------------     -----------       -----------
Revenues.............................   $ 55,000,233       $ 6,673,188                       $61,673,421
Operating expenses:
  Programming costs..................     12,774,532         1,830,103                        14,604,635
  Other operating expenses...........     14,598,061         2,136,873                        16,734,934
  Depreciation and amortization......      8,263,757         1,364,565     $  (228,848)(b)     9,399,474
                                        ------------       -----------     -----------       -----------
Total Operating Expenses.............     35,636,350         5,331,541        (228,848)       40,739,043
                                        ------------       -----------     -----------       -----------
Operating Income.....................     19,363,883         1,341,647         228,848        20,934,378
Other income.........................         92,532            34,463                           126,995
Interest expense.....................     (5,368,040)                         (554,358)(c)    (5,922,398)
Minority interest....................                                       (1,064,253)(d)    (1,064,253)
                                        ------------       -----------     -----------       -----------
  Income before income taxes.........     14,088,375         1,376,110      (1,389,763)       14,074,722
Provision for (benefit from) income
  taxes..............................      5,600,000            57,500          (5,544)(e)     5,651,956
                                        ------------       -----------     -----------       -----------
                                          5,600,000             57,500          (5,544)        5,651,956
                                        ------------       -----------     -----------       -----------
Income from continuing operations....   $  8,488,375       $ 1,318,610     $(1,384,219)      $ 8,422,766
                                        ============       ===========     ===========       ===========
Weighted average number of common
  shares.............................     24,613,254        24,582,447      24,582,447        24,582,447
Earnings (loss) per common share.....   $       0.34       $      0.05     $     (0.06)      $      0.34

   The accompanying notes are an integral part of the consolidated financial statements.

                      TCA CABLE TV, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

1. Organization and Financial Statement Presentation

        On December 13, 1995, TAL Financial Corporation ("TAL"), a wholly-owned subsidiary of TCA Cable TV, Inc. (the "Company"), entered into a General Partnership Agreement with DR Partners ("DR") a subsidiary of Stephens Group, Inc. ("Stephens"), pursuant to which TAL and DR agreed to form TCA Cable Partners General Partnership (the "Partnership") to operate cable television systems in Arkansas, Oklahoma, California and Mississippi.

        In exchange for the Company's contribution of its cable television systems (the "TCA Systems") in Arkansas and Mississippi, TAL received a 75% partnership interest in the Partnership. In exchange for DR's contribution of the cable television systems (the "DR Systems") owned by it in Arkansas, Oklahoma and California, DR received a 25% partnership interest in the Partnership.

        The transfer to the Partnership of the TCA Systems and the DR Systems was consummated on May 1, 1996. The Partnership will be managed by a subsidiary of the Company. As the Company controls the partnership, its contribution of the assets was treated as a transaction between entities under common control and the contribution of the DR Systems was treated as a purchase transaction in accordance with Accounting Principles Board Opinion No. 16.

        On December 15, 1995 the Company acquired the assets of a cable television system serving approximately 29,000 subscribers in Alexandria and Pineville, Louisiana ("Alexandria") through an exchange with Time Warner Entertainment -- Advance/Newhouse Partnership ("Time Warner"). The transaction involved the acquisition by the Company of the assets of cable television systems located in North and South Carolina from Star Cable Associates and the simultaneous exchange of these to Time Warner for Alexandria. The cost of the acquisition was approximately $63 million, all of which was paid from the Company's bank lines of credit.

        On July 1, 1995 the Company, through a subsidiary, acquired substantially all of the assets used by Marcus Cable of San Angelo, L.P. ("Marcus Cable") in the operation of the cable television systems in and around the following cities, counties and areas in Texas: the cities of San Angelo, Andrews, Ballinger, Miles and Winters, Andrews and Tom Green counties and Goodfellow Air Force Base ("San Angelo"). The cost of the acquisition was approximately $66 million, all of which was paid in cash obtained from the Company's bank lines of credit and a private placement.

        On May 9, 1995 TCA Cable TV, Inc. ("TCA" or the "Company") through its subsidiaries acquired substantially all of the assets used by Time Warner Entertainment Company, L.P. ("Time Warner") in the operation of the cable television systems in and around the following cities of Arkansas:
Fayetteville, Elkins, Farmington, Greenland, and unincorporated areas of Washington County ("Fayetteville"). The cost of the acquisition was approximately $39 million, all of which was paid in cash obtained from the Company's bank lines of credit.

        The accompanying pro forma consolidated balance sheet as of January 31, 1996 has been prepared as if the contributions of cable television systems to the Partnership had occurred as of January 31, 1996. Accordingly, the pro forma consolidated balance sheet presents the consolidated financial position of the Company, including the contributed assets, as of January 31, 1996.

        The accompanying pro forma consolidated statements of operations have been prepared as if the contributions of the cable television systems to the Partnership and the other recent significant acquisitions discussed above had occurred on November 1, 1994. Accordingly, the pro forma operating results of the acquired or contributed systems for the year ended October 31, 1995 and three months ended January 31, 1996.

                      TCA CABLE TV, INC. AND SUBSIDIARIES
                    NOTES TO PRO FORMA FINANCIAL STATEMENTS
                                  (UNAUDITED)

2.  Pro Forma Adjustments

    Pro Forma Consolidated Balance Sheet

(a) An adjustment was made to eliminate the assets not acquired and liabilities not assumed. The net book value of the assets acquired was also eliminated and the related fair value was recorded. Redeemable minority interest is recorded at the estimated fair value of DR's 25% interest in the Partnership at May 1, 1996, as DR has the right to require TAL to purchase its partnership interest at fair value effective January 5, 2004. TAL also has the right to require DR to sell (to TAL) its partnership interest effective January 5, 2004.

    Pro Forma Consolidated Statements of Operations

(b) Depreciation and amortization expense has been adjusted to reflect a change in the basis of assets acquired from net book value to fair value and the revision of the acquired systems depreciation and amortization policy to conform to the Company's policy.

(c) Additional interest expense has been recorded to reflect the term debt incurred to finance the acquisitions.

(d) DR's 25% minority interest in the earnings of the Partnership was recorded.

(e) The provision for income taxes has been adjusted to reflect the Company's historical effective tax rate.

                               INDEX TO EXHIBITS



Exhibit
Number           Description of Exhibit
- ------           ----------------------
2.1              General Partnership Agreement of TCA Cable Partners dated as of December 13, 1995.(2)

2.2              Restated and Amended General Partnership Agreement of TCA Cable Partners dated as of April 11, 1996.(1)

4.1              Articles of Incorporation and Bylaws.(3)

4.2              Articles of Amendment to Articles of Incorporation.(4)

4.3              Articles of Amendment to Articles of Incorporation.(4)

4.4              Articles of Amendment to Articles of Incorporation.(5)

4.5              Form of Stock Certificate.(3)

23.1             Consent of Arthur Andersen LLP(1)



- --------------------------
         (1)     Filed herewith.

         (2)     Previously filed.

         (3) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-1, File No. 2- 75516, and incorporated herein by reference.

         (4) Previously filed as an Exhibit to the Registrant's Registration Statement on Form S-8, File No. 33- 21901, and incorporated herein by reference.

         (5) Previously filed as an exhibit to Registrant's Form 10-K for the fiscal year ended October 31, 1993, filed January 27, 1994 and incorporated by reference herein.